Exhibit 10.17

CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION COPY

AMENDMENT NO. 2 TO
MARKET ACCESS SERVICES AGREEMENT

    This Amendment No. 2 (this “Amendment”) is entered into as of January 25, 2021 (the “Amendment Effective Date”) by and between Sunovion Pharmaceuticals Inc., a Delaware corporation, having a principle place of business at 84 Waterford Drive, Marlborough, MA 01752 (“Sunovion”) and Myovant Sciences GmbH, a Swiss corporation, having a principle place of business at Viaduktstrasse 8, 4051 Basel, Switzerland (“Myovant”). Capitalized terms used in this Amendment that are not defined in this Amendment shall have the meaning set forth in the Agreement (as defined below).

A.Sunovion and Myovant entered into that certain Market Access Services Agreement dated August 1, 2020 (the “Agreement”); and
B.Sunovion and Myovant desire to amend certain rights and obligations under the Agreement regarding (i) bank account administration, and (ii) the parties’ respective insurance obligations.

THEREFORE, in consideration of the mutual covenants and promises contained herein, and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, it is understood and agreed upon by and between the Parties as follows:

1.AMENDMENTS
1.1The following is hereby added to the end of Section 8.1.1. (Escrow Fund) of the Agreement:
“The Parties acknowledge and agree that each bank account used in connection with the RCP Services, including the Escrow Fund, may be controlled by either Party, as determined by the Parties from time to time. Such control is not meant to alter the rights of a Party as expressly provided for in this Agreement. In the event that, and to the extent permitted by Applicable Law, either Party adds a director, officer, employee, contractor or agent of the other Party as an administrator of any of its bank accounts, the Parties shall agree to policies and procedures that govern such administration, which may be amended from time to time. In addition to such policies and procedures, the Parties shall, and shall ensure that each of their directors, officers, employees, contractors and agents shall, comply with Applicable Laws at all times during such administration.”
1.2Section 13.1 of the Agreement is hereby deleted in its entirety and replaced as follows:
“Myovant Insurance. Myovant shall maintain (a) commercial general liability insurance, including products liability and completed operations, premises liability, personal and advertising injury and contractual liability with limits of no less than [***] per occurrence and in aggregate for premises liability, personal and advertising injury and limits of no less than [***] per occurrence for products liability and completed operations and for work supplied pursuant to the terms and conditions of this Agreement; provided that, if Myovant maintains a stand-alone products liability and completed operations policy which complies with the requirements of this Section 13.1(a),

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products liability and completed operations coverage is not required under this commercial general liability policy, (b) products liability and completed operations insurance with a minimum limit of [***] per each occurrence, which shall include coverage for bodily injury and property damage, including contractual liability for all products and completed operations and any work supplied pursuant to the terms and conditions of the Agreement; provided that a stand-alone products liability and completed operations coverage is not required if products liability and completed operations is covered under the commercial general liability policy and complies with the requirements of this Section 13.1(b); (c) crime (employee dishonesty) insurance with a minimum limit of [***], which shall include coverage for any fraudulent or dishonest acts committed by the directors, officers, employees or agents of Myovant, acting alone or in collusion with others, including property coverage resulting in the loss of money and securities or other property of Sunovion and Sunovion Administrative Affiliate, and (d) network security privacy liability insurance with a minimum limit of not less than [***] on a per occurrence and aggregate basis, which shall include coverage for computer or network systems attacks, denial or loss of service, introduction, implantation, or spread of malicious software code, unauthorized access and use of computer systems, privacy liability, and breach response coverages. All of the foregoing policies shall carry an A.M. Best rating of at least [***] or better. The limits required under this Section 13.1 may be satisfied through any combination of primary and/or umbrella/excess insurance.
1.3Section 13.2 of the Agreement is hereby deleted in its entirety and replaced as follows:
“13.2    Sunovion Insurance. Sunovion shall maintain (a) commercial general liability insurance, including premises liability, personal injury and contractual liability with limits of no less than [***] per occurrence and in aggregate for premises liability, personal injury and limits of no less than [***] per occurrence for work supplied pursuant to the terms and conditions of this Agreement, (b) crime (employee dishonesty) insurance with a minimum limit of [***], which shall include coverage for any fraudulent or dishonest acts committed by the directors, officers, employees or agents of Sunovion, acting alone or in collusion with others, including property coverage resulting in the loss of money and securities or other property of Myovant, and (d) network security privacy liability insurance with a minimum limit of not less than [***] on a per occurrence and aggregate basis, which shall include coverage for computer or network systems attacks, denial or loss of service, introduction, implantation, or spread of malicious software code, unauthorized access and use of computer systems, privacy liability, and breach response coverages. All of the foregoing policies shall carry an A.M. Best rating of at least [***] or better. The limits required under this Section 13.2 may be satisfied through any combination of primary and/or umbrella/excess insurance.”
1.4Section 13.3 of the Agreement is hereby deleted in its entirety and replaced as follows:
“13.3 Additional Insurance Requirements.
13.3.1 Waivers and Endorsements. At no additional cost to Sunovion or Sunovion Administrative Affiliate, Myovant will obtain a waiver of subrogation in favor of Sunovion and Sunovion Administrative Affiliate Myovant will cause its insurer(s) to endorse all insurance policies, except for the crime (employee dishonesty) policy, to (a) name Sunovion and Sunovion Administrative Affiliate as an additional insured; (b) give Sunovion at least thirty (30) days prior written notice of any cancellation, material change or termination in coverage required under this endorsement; (c) include a separation of insured provision, or insured versus insured provision with no cross liability or cross suits exclusions; (d) state a waiver of the insurer(s)’ subrogation rights against Sunovion and Sunovion Administrative Affiliate; and (v) state all insurance maintained by Myovant will be primary and non-contributory.

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13.3.2 Certificates of Insurance. Each Party shall, upon request by the other Party, furnish to such other Party an applicable Acord certificates of insurance (“COI”) including all insurance requirements herein and executed by an authorized representative.
13.3.3 Claims-Made Policies. If any insurance policy is a “claims‐made” policy, then such claims-made policy must be kept in force for not less than [***] immediately following termination of the Agreement.
13.3.3 No Relief from Obligations. Approval or acceptance of a Party’s (the “Insured Party”) insurance policies by the other Party will not relieve the Insured Party of any obligations contained in this Article 13, including any of the Insured Party’s indemnification obligations to the other Party, whether or not the other Party’s claims fall under insurance noted above, and/or within, outside or in excess of the Insured Party’s policy limits, and regardless of solvency or insolvency of the insurer(s) that issues such coverage. Insurance or lack thereof will not preclude such other Party from taking any actions that are available to such other Party under any contract or Applicable Law. Failure to comply with the insurance requirements set forth in this Article 13 will not release the Insured Party in any manner of any liability arising under the Agreement. Furthermore, in no way will the Insured Party’s liability be limited to that which is recoverable by insurance.
13.3.4. Survival. The insurance requirements set forth in this Article 13 will survive termination or expiration of this Agreement for a period of [***]. Each Party and/or its subcontractors will cause all its successors and assigns to adhere to the insurance requirements set forth in this Article 13.”
2.MISCELLANEOUS
2.1Entire Agreement. This Amendment, together with the Agreement, constitutes the entire agreement between the Parties with respect to the specific subject matter of the Agreement and supersedes all other prior negotiations, discussions, agreements or understandings, whether written or oral, with respect to the subject matter the Agreement. In the event of a conflict between this Amendment and the Agreement, this Amendment shall prevail.
2.2Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in duplicate by their duly authorized representatives, effective as of the Amendment Effective Date.

Sunovion Pharmaceuticals Inc.		Myovant Sciences GmbH
By:	/s/ Thomas Gibbs	By:	/s/ Slava Rakov
Name:	Thomas Gibbs	Name:	Slava Rakov
Title:	SVP and Chief Commercial Officer	Title:	VP Medical Affairs

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[Signature Page to Amendment No. 2 to the Market Access Services Agreement]